Exhibit 99.1

SMTC Amends Debt Agreements

Lowers Interest Rate, Extends Term and Improves Repayment Schedule

TORONTO, May 19, 2010 - SMTC Corporation (Nasdaq: SMTX, TSE: SMX), a global electronics manufacturing services provider, today announced it has signed amended loan agreements with Wells Fargo Capital Finance Corporation (formerly Wachovia Finance Corporation) and Export Development Canada to refinance the Corporation’s short and long term debt.

Under the new lending arrangements, the term and principal repayment schedule have been extended to 2013 and virtually all principal payments eliminated in 2010. With the performance and prospects for the Company continuing to improve, interest rates have been reduced and covenants either eliminated or modified. Interest rates on the revolving line of credit are now at prime rate plus 1%, currently representing an aggregate rate of 3.25% in Canada and 4.25% in the US; reducing to prime rate as performance improves. Interest rates on the term loan will also vary depending upon financial performance in the range of LIBOR plus 2.5% to 3.5% (currently 2.8% to 3.8% in aggregate).

“This refinancing is part of SMTC’s overall strategy for growth by providing both greater financial flexibility as well as lowering annual interest expense by $350,000 at today’s debt levels. We expect to further reduce interest costs through continuing debt reduction,” stated Jane Todd Senior Vice President Finance and Chief Financial Officer. “The refinancing also is a testament of the strong relationship between the company and its lenders, Wells Fargo and Export Development Canada, both continuing to be strong supporters of SMTC.”

About SMTC: SMTC Corporation, founded in 1985, is a mid-size provider of end-to-end electronics manufacturing services (EMS) including PCBA production, systems integration and comprehensive testing services, enclosure fabrication, as well as product design, sustaining engineering and supply chain management services. SMTC facilities span a broad footprint in the United States, Canada, Mexico, and China, with more than 1000 full time employees. SMTC services extend over the entire electronic product life cycle from the development and introduction of new products through to the growth, maturity and end-of-life phases. SMTC offers fully integrated contract manufacturing services with a distinctive approach to global original equipment manufacturers (OEMs) and emerging technology companies primarily within industrial, computing, communication, consumer and medical market segments.

SMTC is a public company incorporated in Delaware with its shares traded on the Nasdaq National Market System under the symbol SMTX and on the Toronto Stock Exchange under the symbol SMX. For further information on SMTC Corporation, please visit our website at www.smtc.com (http://www.smtc.com/)

Note for Investors: The statements contained in this release that are not purely historical are forward-looking statements which involve risk and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. These statements may be identified by their use of forward-looking terminology such as “believes”, “expect”, “may”, “should”, “would”, “will”, “intends”, “plans”, “estimates”, “anticipates” and similar words, and include, but are not limited to, statements regarding the expectations, intentions or strategies of SMTC Corporation. For these statements, we claim the protection of the safe harbor for forward-looking statements provisions contained in the Private Securities Litigation Reform Act of 1995. Risks and uncertainties that may cause future results to differ from forward-looking statements include the challenges of managing quickly expanding operations and integrating acquired companies, fluctuations in demand for customers’ products and changes in customers’ product sources, competition in the EMS industry, component shortages, and others discussed in the Company’s most recent filings with securities regulators in the United States and Canada. The forward-looking statements contained in this release are made as of the date hereof and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

For additional information, please contact:

Jane Todd

Senior Vice President Finance and Chief Financial Officer

(905) 413-1300

jane.todd@smtc.com